IDS Growth Fund, Inc.
File No. 2-38355/811-2111

                                  EXHIBIT INDEX

Exhibit (d)(2):     Investment Management Services Agreement between Growth
                    Trust, on behalf of Aggressive Growth Portfolio, and American Express Financial Corporation, dated July 1, 1999.

Exhibit (h)(8):     Transfer Agency Agreement between Registrant and American
                    Express Client Service Corporation, dated Feb. 1, 1999.

Exhibit (p)(1):     Directors' Power of Attorney dated January 14, 1999.

Exhibit (p)(2):     Officers' Power of Attorney dated March 1, 1999.

Exhibit (p)(3):     Trustees' Power of Attorney dated January 14, 1999.

Exhibit (p)(4):     Officers' Power of Attorney dated March 1, 1999.